DYNASIL CORPORATION OF AMERICA
                FORMER OWNER WORK CONTINUATION AGREEMENT

     THIS AGREEMENT is effective as of the closing of the RMD, Inc. Merger Agreement and the RMD Instruments, LLC Asset Purchase sale to Dynasil Corporation of America (the "Closing Date"), by and between DYNASIL CORPORATION OF AMERICA, a Delaware corporation with offices at 385 Cooper Road, West Berlin, New Jersey, 08091, for itself and/or on behalf of any of its wholly-owned subsidiaries (collectively, the "Company") and Gerald Entine ("Employee"), whose address is 300 Boylston Street, Boston, MA 02116.

     1. Employment. Effective at the Closing Date (the "Effective Date"), the Company agrees to employ Employee as President of the Company's subsidiary RMD, Inc, with such duties as are customary for such position. Employee shall perform these duties subject to the direction and supervision of the Executive Leadership and Board of Directors of the Company. Employee accepts such employment and agrees to devote his full time, effort and skills to the conduct of the combined Company's businesses, performing to the best of Employee's abilities such duties as may be reasonably requested by the Company. Employee agrees to serve the Company diligently and faithfully so as to advance the Company's best interests and agrees to not take any action in conflict with the Company's best interests.

     2.  Term.

     (a) The initial term of employment of Employee hereunder shall be for a period of eighteen (18) months commencing on the Closing Date, subject to the conditions set forth herein.

     (b) This Agreement can be extended at the end of the initial term for and additional term of six (6) months based on mutual agreement.

     3.  Compensation.

     (a) Base Salary. Employee shall receive as base salary, during the Term of this Agreement, of $27,083 per month (which is equivalent to Three hundred and twenty five Thousand Dollars ($325,000 over a twelve month period).

     (b) Reimbursement for Expenses. Employee will receive reimbursement from the Company for expenses reasonably incurred by Employee on behalf of the Company in accordance with the Company's normal policies with respect to expense reimbursements. The Company will pay the Employee $750 per month for home office expenses as well as pay for a leased car during the term of this agreement, both of which will be treated as taxable income to the Employee.

     (c) Severance. In the event the Company terminates, the Employee's employment for any reason other than "Cause" as set forth in paragraph 5(a) of this Agreement, the Company will make a severance payment to
Employee of twenty percent (20%) of his base salary at the time of termination (payable in accordance with the Company's regular payroll schedule). Otherwise, the Company will have no obligation to make any severance payments to or for Employee.

     4.  Other Benefits During the Employment Period.

     (a) Employee shall receive all other benefits substantially similar to those received by other employees of the successor companies to RMD, Inc. and RMD, LLC (collectively called "RMD") (collectively, "Benefits").

     (b) The Company shall furnish Employee with such working facilities, support and other services as the Company believes are suitable to Employee's positions and adequate to the performance of his duties under this Agreement.

     5. Termination. This Agreement is subject to termination prior to the expiration of its initial term or any extended term for the following reasons:

     (a) Termination for Cause. The Company and Employee agree that no future or further salary or other benefits (except for any benefits which are required by law) will be payable to or for the Employee by the Company and the employment relationship between the parties will terminate immediately following the occurrence of any one or more of the following events:

     (i) Employee violates any of the terms or conditions of this Agreement in any material respect and such violation is not corrected within fifteen (15) days after notice thereof is provided to Employee;

     (ii) Employee commits a felony, gross misdemeanor, act of dishonesty or moral turpitude or violates in any material way any of the rules, regulations or policies of the Company; or

     (iii) Employee engages in a general course of conduct of non-cooperation, negligence or other misconduct materially and adversely affecting the welfare, reputation, continuity or future of the Company's business

     (b) Death or Disability. If Employee dies or becomes totally and permanently disabled during the term of employment, the parties agree that the employment relationship and this Agreement will terminate automatically. "Total disability" means the inability of Employee, resulting from sickness, disease, injury or physical or mental illness, to perform in all material respects all of the services pertaining to his employment under this Agreement. Such total disability will be deemed "permanent" if Employee has not recovered and returned to render the full services of his employment hereunder within six (6) months of becoming totally disabled.

     (c ) Termination by Employee.

     (d)  Termination by Company without Cause.

     6. Confidential Information/Trade Secrets. Employee acknowledges that during the course and as a result of his employment hereunder and previously with RMD, Employee has received or had access to, or contributed to the production of Confidential Information or Trade Secrets. Confidential Information or Trade Secrets means information that is proprietary to or in the unique knowledge of the Company and/or RMD (including information discovered or developed in whole or in part by Employee); or information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information shall also include all terms and conditions of this Agreement.

     Employee understands and acknowledges that all such information that he has previously obtained or will obtain in the course of Employee's employment hereunder constitutes Confidential Information or Trade Secrets. In particular, Employee agrees that this information includes among other things, procedures, manuals, confidential reports, lists of clients, customers, suppliers, or products, and information concerning the prices paid by the Company's', and/or RMD's customers to any of them, or by any of them to any of their suppliers.

     Employee further acknowledges and appreciates that any Confidential Information or Trade Secrets constitute valuable assets of the Company and RMD and that each of them intends any such information to remain secret and confidential. Employee therefore specifically agrees that except to the extent required by Employee's duties to the Company or as permitted by the express written consent of the Company's President and CEO or its Board of Directors, Employee shall never, either during employment hereunder or for a period of five (5) years thereafter, directly or indirectly use, discuss or disclose any of its Confidential Information or Trade Secrets or otherwise use such information to his own or a third party's benefit.

     7. Return of Property. Employee agrees that upon the termination of his employment hereunder, that he will immediately return to the Company the originals and all copies of any and all documents (including computer data, disks, programs, or printouts) that contain any customer information, financial information, product information, or other information that in any way relates to any of them, any of their products or services, clients, suppliers or other aspects of any of their business(es). Employee further agrees to not retain any summary of such information.

     8. Non-competition. Employee understands and agrees that, in the performance of his duties under this Agreement and as a result of his previous employment by RMD, Employee may at times meet with the Company's, RMD's customers and/or suppliers and that, as a consequence of using or associating himself with their name, goodwill and professional reputation, Employee's employment will place him in a position where Employee can further develop personal and professional relationships with the Company's, and/or RMD's current and prospective customers and/or suppliers. Employee further acknowledges that in the performance of his duties under this Agreement and as a result of his previous employment by RMD, Employee has been and will continue to be provided with certain specialized skills, training and/or know-how, as well as possess the Confidential Information or Trade Secrets referred to above. Employee understands and agrees that this goodwill and reputation, as well as Employee's skills, training, know-how and knowledge of Confidential Information or Trade Secrets could be used to compete with the Company and RMD. Accordingly, Employee agrees that, during the course of
Employee's employment with Company and for five years from the date of Employee's inception of employment (whether voluntarily or involuntarily) or the termination of this Agreement at the end of any term, except as approved by the Company in writing which will not be unreasonably withheld, Employee shall not directly or indirectly, individually or with others:

     (a) Cause or attempt to cause any existing customer of the Company to divert, terminate, limit, modify adversely or not enter into any business relationship with the Company.

     (b) Solicit, employ or contract with any of Company's or any of its subsidiaries' employees. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise.

     (c) Compete with the Company in the design, development, manufacture or sale of any of its then current or contemplated products or services.

     Employee further agrees during the above-stated five year period to inform any new person, firm or entity with whom Employee proposes to enter into an employment or a business relationship, before accepting such employment or entering into such a relationship, of the restrictions on Employee set forth in Paragraphs 7, 8 and 9 of this Agreement.

     9. Consideration. Employee and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company.

     10. Remedies for Breach. Each party acknowledges that breach by the other party of the provisions of this Agreement will cause the first party irreparable harm that is not fully remedied by monetary damages. Accordingly, each party agrees that the other party shall, in addition to any relief afforded by law, be entitled to injunctive relief. Each party agrees that both damages at law and injunctive relief shall be proper modes of relief and are not to be considered alternative remedies. Furthermore, each party agrees that all actions, suits or proceedings arising under or relating to this Agreement may be brought only in a court of general jurisdiction in and for Middlesex County, Massachusetts or the United States District Court for the District of Massachusetts, to the jurisdiction and venue of which each party hereto consents and waives the right to argue forum non conveniens.

     11.   General  Provisions.   The parties acknowledge  and  agree  as
follows:

     (a) This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard to such matters. This Agreement supersedes and replaces any prior agreement between the parties generally relating to the same subject matter.

     (b) This Agreement may be amended or modified only by a writing signed by all parties.

     (c) Waiver by either Company or Employee of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

     (d) The rights and obligations of Company hereunder may be transferred or assigned to any successor or assign of the Company. The term "Company" as used herein is intended to include Dynasil Corporation of America, its successors and/or assigns, if any. No assignment of this Agreement shall be made by Employee, and any purported assignment shall be null and void.

     (e) Employee's obligations under Paragraphs 7, 8 and 9 of this Agreement shall survive any change in Employee's employment status with Company, by promotion or otherwise, or, except to the extent provided therein, the termination of Employee's employment with Company.

     (f) If any Court finds any provision or part of this Agreement to be unreasonable, in whole or in part, such provision shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law. Any invalidation of any provision or part of this Agreement will not invalidate any other part of this Agreement.

     (g) This Agreement will be construed and enforced in accordance with the laws and legal principles of the Commonwealth of Massachusetts.

     (h) This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

This Agreement is intended to be a legally binding document fully enforceable in accordance with its terms.

                                   DYNASIL CORPORATION OF AMERICA


                                   By:
                                        Craig T.  Dunham
                                        President and CEO

                                   EMPLOYEE:



                                              Gerald Entine